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                                                                     EXHIBIT 5.1

                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

                                   May 8, 2002



LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906


                  We have acted as counsel to LIN TV Corp. (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement'), filed by the Corporation with the Securities and Exchange Commission on the date hereof with respect to 5,832,759 shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the " Class A Common Stock"), being registered in connection with the 1998 Phantom Stock Plan, 1998 Stock Option Plan, 2002 Employee Stock Purchase Plan, 2002 Stock Plan and Sunrise Television Corp. 2002 Stock Option Plan (the "Plans").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plans and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Corporation.

                  Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 5,832,759 shares of Class A Common Stock being registered pursuant to the Registration Statement have been duly authorized and, if


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May 8, 2002
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and when issued and delivered upon receipt by the Corporation of the required consideration in accordance with the Plans, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                                       Very truly yours,



                                       /s/ Weil Gotshal & Manges LLP



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